UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 6, 2024
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INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)
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New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street,	New York,	New York	10019
200 Powder Mill Road,	Wilmington,	Delaware	19803
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:	(212)	765-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF” or the “Company”), dated May 6, 2024, reporting IFF’s financial results for the quarter ended March 31, 2024.
A live webcast to discuss the Company’s first quarter 2024 financial results will be held on May 7, 2024, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.
Exhibit 99.1 is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Number	Description
99.1	Press Release dated May 6, 2024 of International Flavors & Fragrances Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Glenn Richter
Name:	Glenn Richter
Title:	Executive Vice President, Chief Financial & Business Transformation Officer
Dated:	May 6, 2024